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                                                                   EXHIBIT 10.32

                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into as of the 2nd day of February, 1998, by and among Celebrity, Inc. a Texas corporation ("Celebrity"), India Exotics, Inc., a Texas corporation ("New IE"), and by Surendra (Sam) Khokha, Rajneesh Khokha and Asheesh Khokha as recipients (the foregoing Khokhas being collectively known as the "Recipients") of liquidation proceeds of India Exotics, Inc., a Missouri corporation (the Recipients and the former corporation are referred to herein as "Old IE", as applicable), and Surendra Khokha and Meena Khokha (collectively, with the Recipients, the "Khokhas").

                                    RECITALS

      WHEREAS, New IE and Old IE are parties to that certain Consignment Agreement (the "Consignment Agreement") dated February 7, 1995; and

      WHEREAS, New IE and Surendra Khokha are parties to that certain Employment Agreement dated February 7, 1995, as subsequently amended (the "S. Khokha Employment Agreement"), and New IE and Meena Khokha are parties to that certain Employment Agreement dated February 7, 1995, as subsequently amended, (collectively, with the S. Khokha Employment Agreement, the "Employment Agreements"); and

      WHEREAS, New IE and the Khokhas are parties to that certain Noncompetition Agreement dated February 7, 1995 (the "Noncompetition Agreement"); and

      WHEREAS, New IE is the payor under that certain Promissory Note dated February 7, 1995 in the original principal amount of $2,000,000 (as subsequently amended, the "Purchase Note"); and

      WHEREAS, certain disputes have arisen between Old IE and New IE concerning the Consignment Agreement and between New IE and Surendra Khokha concerning the
S. Khokha Employment Agreement; and

      WHEREAS, New IE has not paid certain amounts which are currently overdue, in default and payable to the Khokhas, including $125,000 in principal plus accrued interest under the Purchase Note and $266,667 under the Noncompetition Agreement, and New IE in addition owes other amounts to the Khokhas, including an additional $125,000 in principal plus accrued interest which was scheduled originally as due February 15, 1998 under the Purchase Note and $333,333 which was scheduled originally as due January 1, 1999 under the Noncompetition Agreement; and

      WHEREAS, the parties hereto desire to settle and compromise all disputes and to amend the Employment Agreements, the Noncompetition Agreement and other agreements and obligations of the parties as prescribed herein:

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                                    AGREEMENT

      NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celebrity, New IE, Old IE and each of the Khokhas hereby agree as follows:

      1. General Payment Obligation. Upon execution of this Agreement by the Khokhas and Old IE, and in accordance with the terms hereinafter set forth, New IE and Celebrity jointly and severally promise and agree to pay to the order of Surendra Khokha, as representative of the Khokhas and Old IE, an aggregate principal amount equal to $1,000,000.00 (the "New Payment Amount") in satisfaction of disputes and payment obligations relating to the Noncompetition Agreement, the Purchase Note, the Consignment Agreement and Employment Agreements to be paid in the manner specified below. Payment shall be as designated by Old IE in the amount of $41,666.67 per month payable on the first day of each of 24 consecutive months commencing April 1, 1998 and no interest shall accrue on outstanding amounts of the New Payment Amount. An "Event of Default" shall occur under this Agreement upon the failure of New IE or Celebrity to make any payment when due of any amount due hereunder after the expiration of 10 days following written notice of default from Old IE and/or the Khokhas to New IE and Celebrity. Upon such Event of Default:

      (a) the Noncompetition Agreement and the Employment Agreements shall immediately be terminated, null and void and of no further force and effect, and any and all obligations of the Khokhas under the Noncompetition Agreement and Employment Agreements, including but not limited to the provisions of Section 1 of the Noncompetition Agreement and Section 5 of the Employment Agreements, shall be waived and terminated, however, the obligation of New IE and Celebrity to make payments hereunder shall remain in full force and effect; and

      (b) the entire New Payment Amount shall immediately become due and payable, without notice or demand. Old IE and Celebrity waive presentment, demand for payment, protest and notice of nonpayment or dishonor and agree that failure of New IE or the Khokhas to exercise any of its or their rights under this Agreement shall not constitute a waiver thereof in that or any other instance; and

      (c) the outstanding balance of the New Payment Amount shall bear interest at a rate equal to the lesser of (i) 15% per annum, (ii) the maximum rate of interest permitted at such time under any federal law applicable to such indebtedness, and (iii) the "indicated rate ceiling" in effect at such time as that term is defined in Section (a)(1) of Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

      2. Lease Payment Obligation. Upon execution of this Agreement by all of the Khokhas and delivery to New IE of the original Purchase Note marked "cancelled", New IE shall issue a check to Old IE in the amount of $6,530.00 (the "Payment") as the final payment due under that certain Standard Industrial Lease Agreement dated February 7, 1995 between New IE and SK Properties, a Missouri general partnership, and the Lease Termination Agreement which terminates such lease (collectively, the "SK Lease"). Upon such payment, the SK Lease shall

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terminate and neither party thereto shall have any further obligations or rights thereunder. Also, Celebrity and New IE hereby agree to make good faith best efforts to meet their payment obligations under the lease between New IE and 436 Investments, L.L.C. dated February 7, 1995, including any amendments thereto.

      3. Termination of Consignment Agreement. Old IE and New IE agree that, notwithstanding any provision to the contrary contained in the Consignment Agreement, the Consignment Agreement shall terminate on the date hereof and neither party shall have any further obligations or rights thereunder. Notwithstanding the foregoing, sales by S. Khokha of merchandise described in the Consignment Agreement are expressly permitted and shall not be deemed to be a breach of the restrictive covenants of the Employment Agreements or the Noncompetition Agreement.

      4. Amendment of Noncompetition and Employment Agreement. Section 4.5 of the S. Khokha Employment Agreement (relating to reimbursement of expenses) is hereby deleted in its entirety. Subject to the terms and conditions of this Agreement, the Noncompetition Agreement and the Employment Agreements shall remain in full force and effect until, and shall terminate upon, the earlier of
(i) the occurrence of an Event of Default under this Agreement, or (ii) February 6, 2000.

      5. Waiver and Release.

      (a) For and in consideration of the Payment, the New Payment Amount and other good and valuable consideration, (i) Old IE hereby waives any and all prior defaults under the Purchase Note and (ii) each of the Khokhas hereby waives any and all defaults under the Noncompetition Agreement. Each of the Khokhas hereby agrees that payment of the New Payment Amount to Surendra Khokha in accordance with the terms set forth herein shall fully satisfy all payment obligations of New IE to each of such parties under the S. Khokha Employment Agreement and the Noncompetition Agreement.

      (b) For and in consideration of the Payment, the New Payment Amount and other good and valuable consideration, Old IE and each of the Khokhas does hereby release and forever discharge and acquit New IE and Celebrity and each of their respective successors and assigns, its directors, officers, agents, employees, legal representatives and any affiliated corporations, their directors, officers, agents, employees and legal representatives, from any and all causes of action, suits, liabilities, damages, demands and claims of any nature whatsoever, whether in law or equity, whether known or unknown, and any and all rights, duties, liabilities and obligations, whether presently enforceable or enforceable in the future, by reason of any matter or cause arising from the beginning of time to the date of this Agreement and hereafter under the Noncompetition Agreement, the Employment Agreements, the Consignment Agreement, the Purchase Note and the Purchase Agreement dated February 7, 1995 (the "Purchase Agreement") among New IE, Celebrity, Old IE and the Khokhas. In particular, (i) Old IE releases all claims relating to (a) all sales of Stored Goods (as defined in the Consignment Agreement) in connection with the Consignment Agreement and (b) claims under the Purchase Note; (ii) each of Surendra Khokha and Meena Khokha releases all claims relating to claims for expenses in connection with

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the Employment Agreements; and (iii) each of the Khokhas releases all claims under the Noncompetition Agreement.

      (c) For and in consideration of the terms hereof, New IE and Celebrity hereby release and forever discharge Old IE and the Khokhas and each of their respective successors, assigns, agents and legal representatives and affiliated persons from any and all causes of action, suits, liabilities, damages, demands and claims of any nature whatsoever, whether in law or equity, whether known or unknown, and any and all rights, duties, liabilities and obligations, whether presently enforceable or enforceable in the future, by reason of any matter or cause arising from the beginning of time to the date of this Agreement and hereafter under the Noncompetition Agreement (except with respect to future breaches if the Noncompetition Agreement is in effect at such time of breach), the Employment Agreements (except with respect to future breaches if the Employments Agreements are in effect at such time of breach), the Consignment Agreement and the Purchase Agreement, except to the extent set forth in Section 8.06(i) and Section 8.06(ii) of the Purchase Agreement.

      (d) This release is intended to cover all claims of all types, whether arising under common law, or the statutes or regulations of the State of Texas, of any other state, or of the United States or any foreign country. This is to be construed as the broadest possible type of general release, including without limitation admiralty, antitrust, commission, compensation, copyright, contract, patent, regulatory, royalty, securities, statutory, tort, trespass, warranty, or any other claims.

      6. Miscellaneous.

      (a) Full Knowledge Voluntary Act. Each of the Khokhas and Old IE represents and warrants that such party is executing this Agreement on his, her or its own behalf and that such party is legally competent to do so and is authorized to do so.

      (b) Severability. Should any provision of this Agreement be declared or determined by a court or tribunal to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby.

      (c) Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of the Agreement.

      (d) Entire Agreement. This Agreement contains the entire agreement between the parties hereto, supersedes all oral agreements and undertakings with respect to the subject matter thereof, and the terms hereof are contractual and not a mere recital.

      (e) Governing Law. THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE IN THAT STATE.

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      (f) Court Costs Attorneys' Fees. In the event of any breach of this
Agreement, the aggrieved party shall be entitled to recover from the party who breaches, in addition to any other relief provided by law, such costs and expenses as may be incurred by the aggrieved party, including court costs, attorneys' fees and all other costs and expenses, taxable or otherwise, reasonably necessary to defend against, or seek an abatement or injunction against an action or proceeding, or to establish or maintain the applicability or validity of this Agreement, or any provision hereof, or to prosecute any counterclaim or cross-claim based on any such action or proceeding.

      (g) Survivability. This Agreement and all the provisions hereof shall continue perpetually and shall benefit and bind the predecessors, successors, heirs, assigns and employees, agents and representatives, if applicable, of each of the parties hereto.

      (h) Amendment. This Agreement may not be amended, altered, modified or changed in any way except in writing signed by all parties in the Agreement.

      (i) Counterparts. This Agreement may be signed in counterparts and binds each party immediately upon that party's execution.

      0) Authority of Officers. Each of New IE and Celebrity represents and warrants that their respective officers executing this Agreement have the power and authority to execute and deliver this Agreement, and this Agreement constitutes a legal, valid and binding obligation of New IE and Celebrity.

      (k) UCC-3 Termination Statement. Upon execution of this Agreement by New IE and Celebrity, Old IE will execute and deliver a UCC-3 Termination Statement to New IE in order to terminate the financing statement currently on file listing Old IE as the secured party and New IE as the Debtor.

      (1) Payment Designation. Celebrity and New IE agree that amounts to be paid pursuant to Section 1 of this Agreement shall, at the written request of the Khokhas, be paid to each of the Khokhas in amounts as designated by the Khokhas.


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      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                       INDIA EXOTICS, INC., a Texas corporation


                                       By:   /s/ DAVID J. HUFFMAN
                                             -----------------------------------
                                             David J. Huffman
                                             Vice President



                                       CELEBRITY, INC., a Texas corporation


                                       By:   /s/ DAVID J. HUFFMAN
                                             -----------------------------------
                                             David J. Huffman
                                             Executive Vice President



                                       Surendra Khokha, individually
                                       and as a Recipient


                                       /s/ SURENDRA KHOKHA
                                       -----------------------------------------
                                       Surendra Khokha



                                       Rajneesh Khokha, individually
                                       and as a Recipient


                                       /s/ RAJNEESH KHOKHA
                                       -----------------------------------------
                                       Rajneesh Khokha



                                       Asheesh Khokha, individually
                                       and as a Recipient


                                       /s/ ASHEESH KHOKHA
                                       -----------------------------------------
                                       Asheesh Khokha


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                                       Meena Khokha, individually


                                       /s/ MEENA KHOKHA
                                       -----------------------------------------
                                       Meena Khokha


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